Exhibit 20.3

The Chase Manhattan Auto Grantor Trust 1996-B

From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   6 Beginning Date               01/01/1997
Collection Period   6 End Date                     02/28/1997
Determination Date                                 03/10/1997
Distribution Date                                  03/17/1997


I. Monthly Principal and Principal Carryover Shortfall to Certificateholders (Per $1000 of Original Principal Amount)

      A. Class A                                                   25.949948590
      B. Class B                                                   25.949948590

II.   Monthly Interest and Unpaid Interest to
      Certificateholders (Per $1000 of Original Principal Amount)

      A. Class A                                                     4.74278829
      B. Class B                                                     4.85041596

III.  Servicing Fee Summary

      A. Loan Servicing Fee Disbursement                         $ 1,093,601.67
      B. Late Fees                                                       $ 0.00
      C. Net Investment Earnings on Certificate Account                  $ 0.00
      D. Total Servicing Fee                                         0.71751713
         (per $1000 of Original Principal Amount)

V.   Pool Factor Information

      A. Certificate Principal Balance

         1. Class A                                          $ 1,234,586,864.98
         2. Class B                                             $ 38,183,604.06

      B. Initial Certificate Balance

         1. Class A                                          $ 1,478,422,107.71
         2. Class B                                             $ 45,725,000.00

      C. Pool Factor (Lines A / B)

         1. Class A                                                0.8350706192
         2. Class B                                                0.8350706191


V.    Pool Balance at the end of the Collection Period       $ 1,272,770,469.04

VI.   Realized Losses for Collection Period                              $ 0.00

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Chase Manhattan Grantor Trust 1996-B

From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   5 Beginning Date               01/01/1997
Collection Period   5 End Date                     01/31/1997
Determination Date                                 02/10/1997
Distribution Date                                  02/18/1997


VII.  Carryover Shortfall Information

      A. Principal Carryover Shortfall

         1. Class A                                                      $ 0.00
         2. Class B                                                      $ 0.00

      B. Interest Carryover Shortfall

         1. Class A                                                      $ 0.00
         2. Class B                                                      $ 0.00

VIII. Reserve Account Balance After Disbursement                $ 42,650,465.26

IX.   Specified Reserve Account Balance for Next
      Distribution Date                                         $ 42,650,465.26

X.    Aggregate Repurchase Amount for Collection Period                  $ 0.00

XI.   Outstanding Advance Summary

      A. From Prior Period                                       $ 3,059,947.68
      B. From Current Period                                     $ 3,058,282.26
      C. Change in Amount Between Periods (Lines B - A)             $ -1,665.42